EXHIBIT 99.1

PRESS RELEASE

Boston Properties Limited Partnership Prices Offering of

Exchangeable Senior Unsecured Notes

BOSTON, March 31 /PRNewswire-FirstCall/ — Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, announced today that its subsidiary, Boston Properties Limited Partnership (“BPLP”), has priced its offering of $400 million aggregate principal amount of exchangeable senior unsecured notes, due 2036, with a coupon of 3.75%. An additional $60 million aggregate principal amount of exchangeable senior unsecured notes may be issued, at the option of the underwriter, within thirty (30) days of the initial issuance of the notes.

The notes will be obligations of BPLP. BPLP intends to use the net proceeds from the offering to repay a portion of its debt and for development opportunities, potential asset acquisitions, other future investment opportunities, and for general corporate purposes. The notes will be exchangeable into common stock of Boston Properties, Inc. at an initial exchange rate, subject to adjustment, of 8.9461 shares per $1,000 principal amount of notes (or an initial exchange price of approximately $111.78 per share of common stock) under the circumstances described in the preliminary prospectus supplement filed with the Securities Exchange Commission on March 31, 2006. Noteholders may require BPLP to purchase the notes at par initially on May 18, 2013 and, after that date, the notes will be redeemable at par at the option of BPLP under the circumstances described in the preliminary prospectus.

In addition to the pricing of the notes offered by BPLP, certain stockholders of Boston Properties, Inc. agreed today to sell 3,250,000 shares of common stock to Morgan Stanley at a price per share of $93.15. These stockholders have also agreed to sell up to an additional 487,500 shares to Morgan Stanley pursuant to an overallotment option.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer or sale will be made only by means of the written prospectus forming part of the effective registration statement.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and also includes two hotels. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets—Boston, Midtown Manhattan, Washington, D.C., San Francisco, and Princeton, N.J.

Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, including its guidance for the first quarter and full fiscal year 2006.

CONTACT:

AT THE COMPANY:

Michael Walsh

Senior Vice President, Finance

+1-617-236-3410

Kathleen DiChiara

Investor Relations Manager

+1-617-236-3343

AT FINANCIAL RELATIONS BOARD:

Marilynn Meek—General Info.

+1-212-827-3773